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                                                                    Exhibit 10.7

                                AMENDMENT 2005-2
                                     TO THE
                     NORDSTROM 401(K) PLAN & PROFIT SHARING
                               (2004 Restatement)

The Nordstrom 401(k) Plan & Profit Sharing (the "Plan") is amended as follows effective January 1, 2006, to make required and permitted technical and administrative changes pursuant to final Treasury regulations issued under Sections 401(k) and (m) of the Internal Revenue Code of 1986, as amended, to add a Qualified Non-Elective Contribution feature, and to provide for a special rule regarding the treatment of Hours of Service for certain Employees affected by Hurricanes Rita and Wilma:

1. Section 2.14 Hour of Service is amended to include new subsection 2.14-5 Certain Time Lost Due to 2005 Hurricanes as follows in order to give certain participants credit for hours of service that were scheduled to be worked but which could not be worked due to Hurricanes Rita and Wilma:

     "2.14 Certain Time Lost Due to Hurricanes. Notwithstanding anything in 2.14 to the contrary, for any Employee whose regular workplace during the period September 1, 2005, through November 30, 2005, was within 100 miles of either the Houston, Texas or Miami, Florida, metropolitan areas, such Employee's Hours of Service during this September 1, 2005 - November 30, 2005 period shall include any regularly scheduled hours that the Employee was unable to work due to circumstances related to either Hurricane Rita or Hurricane Wilma, regardless of whether such hours are paid or unpaid."

2. Section 5.1-2 Allocation of Employer Profit Sharing Contributions is amended to reflect the addition of Qualified Non-Elective Contributions by inserting the following sentence at the beginning of such section:

     "The portion of the Employer Profit Sharing Contribution that is not treated as a QNEC under 5.1-6 shall be allocated pursuant to this 5.1-2."

3. Section 5.1-2 Allocation of Employer Profit Sharing Contributions is amended for clarification purposes by inserting the following sentence at the end of such section:

     "A Participant's Years of Service for Hypothetical Allocation Contribution purposes shall be the same as the Participant's Years of Service used for vesting purposes, as determined in Article VIII."


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4. Section 5.1-6 Treatment as QNEC is added to permit the Board to designate a portion of the Employer Profit Sharing Contribution as a Qualified Non-Elective
Contribution:

          "5.1-6 Treatment as QNEC. To the extent necessary to pass the non-discrimination tests under 6.8 and subject to the limitations under 5.9-3, the Board may direct the Committee to treat and allocate a portion of the Employer Profit Sharing Contribution declared under 5.1-2 as a QNEC."

5. Section 5.9 Qualified Non-Elective Contributions is added to the Plan to specify how Qualified Non-Elective Contributions are allocated:

     "5.9 Qualified Non-Elective Contributions.

          5.9-1 Generally. A "Qualified Non-Elective Contribution" (QNEC) means a non-elective contribution which is 100% non-forfeitable at all times, is subject to the distribution restrictions under 9.8, is allocated to the Participant's QNEC Account as of a date within the Plan Year being tested, and is actually contributed to the Plan within the 12 month period immediately following such Plan Year. A QNEC under this 5.9 shall include Employer Profit Sharing Contributions treated as QNECs pursuant to 5.1-6 and shall be considered an Employer contribution for purposes of the Employer's minimum employer contribution obligations under 12.4.1.

          5.9-2 Allocation of QNECs. QNECs will be allocated to the QNEC Account of each Participant who meets the eligibility requirements under 5.9-4 in reverse order of Compensation as provided for herein, subject to the limitations under 5.9-3. The QNEC will be allocated to the eligible Participant with the lowest Compensation until all of the QNEC has been allocated. If two or more eligible Participants have the same Compensation, the QNEC will be allocated equally to each eligible Participant until all of the QNEC has been allocated. If any QNEC remains unallocated, this process is repeated for the eligible Participant(s) with the next lowest level of Compensation in accordance with this paragraph until all of the QNEC is allocated, within the limits provided under 5.9-3. The portion of any QNEC that cannot be allocated due to the limitations under 5.9-3 shall be treated as an additional Employer Profit Sharing Contribution and allocated pursuant to 5.1.

          5.9-3 QNEC Allocation Limits. The maximum QNEC allocated to any eligible Participant shall not exceed the least of:

               (a) the amount sufficient to satisfy the ADP or ACP test(s) under 6.8;

               (b) the Participant's Annual Addition Limitation for the Plan Year under 6.6; or


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               (c) the amount equal to the Participant's Compensation multiplied by the greater of:

                    (1)  five percent (5%); or

                    (2)  two times the Plan's Representative Contribution Rate.

          5.9-4 QNEC Eligibility. Eligibility to receive QNEC allocations for a Plan Year is limited to Participants who, as of the last day of such Plan Year, are: (a) Non-Highly Compensated Employees; (b) eligible to receive Employer Matching Contributions pursuant to 5.3-2; and (c) not included in the "otherwise excludible" testing group under 6.8-2.

          5.9-5 Representative Contribution Rate. The "Representative Contribution Rate" for purposes of 5.9-3(c)(2) is the lowest Applicable Contribution Rate of any eligible Participant among a group of eligible Participants that consists of half (50%) of all eligible Participants for the Plan Year or, if greater, the lowest Applicable Contribution Rate of any eligible Participant in the group of all eligible Participants for the Plan Year and who is employed by the Employer on the last day of the Plan Year.

          5.9-6 Applicable Contribution Rate. The "Applicable Contribution Rate" under 5.9-5 for an eligible Participant equals the Participant's QNEC allocation for a Plan Year divided by the Participant's Compensation for the same period.

          5.9-7 Compensation for QNEC Purposes. Compensation for purposes of this 5.9 is Compensation under 6.8-2(d).

          5.9-8 Investment of QNEC Accounts. A Participant's QNECs will be invested in the same manner as his or her Elective Deferral Contributions."

6. Section 6.8 Contribution Limits for Highly Compensated Employees is replaced in its entirety with the following in order to comply with the requirements of the final Treasury Regulations issued under Code sections 401(k) and 401(m):

     "6.8 Contribution Limits for Highly Compensated Employees.

          6.8-1 Non-Discrimination Tests. For each Plan Year, the Plan shall satisfy the nondiscrimination tests in Code sections 401(k)(3) and 401(m) in accordance with Treasury Regulation sections 1.401(k)-2 and 1.401(m)-2. The applicable Code and Regulation sections are incorporated by this reference. The following provisions shall be applied in a manner consistent with such Code and Regulation sections.


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          6.8-2 Determining the ADP and ACP. For each Plan Year, the Committee shall determine the Actual Deferral Percentage ("ADP") and the Actual Contribution Percentage ("ACP") of the Eligible Employees who are Highly Compensated Employees under 2.13 and the ADP and ACP of the remaining Eligible Employees in two separate groups. Employees under age 21 or who have less than one Year of Service as of the end of the Plan Year are one group (the "otherwise excludable group"), and all other Employees are the other group. The "otherwise excludable group" shall not consist of any Highly Compensated Employees. The ADP and ACP shall be determined as follows:

               (a) The ADP (and ACP) for the Highly Compensated Employees and for the remaining Employees is the average of the Actual Deferral Rates (or Actual Contribution Rates) for all eligible Employees within their respective groups. The ADP (and ACP) for a group of eligible Employees shall be calculated to the nearest hundredth of a percentage point.

               (b) An Employee's Actual Deferral Rate ("ADR") is the sum of that individual's Basic Elective Deferral Contributions and QNECs for the Plan Year, divided by such Employee's Compensation under (d). The ADR is calculated to the nearest hundredth of a percentage point. Notwithstanding anything in the foregoing to the contrary:

                    (1) Elective Deferral Contributions made pursuant to
               5.7-1(b) (relating to Employees returning from qualified military service) shall not be taken into account when determining an Employee's ADR for the Plan Year for which the Basic Elective Deferral Contributions are made or for any other Plan Year.

                    (2) Excess Deferrals which exceed the limitations under Code
               Section 402(g)(3) shall be taken into account as Basic Elective Deferral Contributions when determining a Highly Compensated Employee's ADR for the Plan Year, even if those Excess Deferrals are distributed pursuant to 5.2-5.

                    (3) Excess Deferrals which exceed the limitations under Code
               Section 402(g)(3) shall not be taken into account as Basic Elective Deferral Contributions when determining a Non-Highly Compensated Employee's ADR for the Plan Year, to the extent such deferrals are prohibited under Code Section 401(a)(30). However, to the extent such amounts are not prohibited under Code Section 401(a)(30), they shall be taken into account for ADR purposes, whether or not distributed pursuant to 5.2-5.

               (c) An Employee's Actual Contribution Rate ("ACR") is that individual's Employer Matching Contributions for the Plan Year, divided by such


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          Employee's Compensation under (d), subject to (e). The ACR is calculated to the nearest hundredth of a percentage point. Notwithstanding anything in the foregoing to the contrary:

                    (1) Employer Matching Contributions made pursuant to
               5.7-1(c) (relating to Employees returning from qualified military service) shall not be taken into account when determining an Employee's ACR for the Plan Year for which the Employer Matching Contributions are made or for any other Plan Year.

                    (2) Any Employer Matching Contributions that are forfeited because the Elective Deferral Contributions to which they relate are treated as Excess Contributions or Excess Deferrals shall not be taken into account when determining an Employee's ACR for the Plan Year.

               (d) Compensation for ADR and ACR purposes is Compensation under 2.6, or such other definition of compensation permitted by Code section 414(s) in lieu thereof. Only Compensation earned while an Eligible Employee shall be considered for this purpose.

               (e) The Committee may for any Plan Year treat Basic Elective Deferral Contributions or QNECs not needed to pass the ADP test as Employer Matching Contributions for purposes of the ACP test. No single contribution may be used in both tests.

               (f) The following shall be aggregated to determine the ADR and the ACR:

                    (1) All Plans that are aggregated with this Plan under Code sections 401(a)(4) and 410(b) (other than for purposes of the average benefit percentage test).

                    (2) All cash and or deferred arrangements sponsored by the
               Employer in which the same Highly Compensated Employee is eligible to participate.

          6.8-3 ADP and ACP Limitations. Neither the ADP nor the ACP of the Highly Compensated Employees may exceed the greater of the following:

               (a) 1.25 times the ADP or ACP of the remaining employees for the appropriate Plan Year.


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               (b) 2 percentage points higher than the ADP or ACP of the
          remaining employees, up to 2 times such ADP or ACP for the appropriate Plan Year.

          6.8-4 ADP and ACP Testing Methodology.

               (a) Generally. The Plan elects to use the current year testing method in computing the ADP and ACP for Non-Highly Compensated Employees under the nondiscrimination rules of Code sections 401(k) and 401(m).

               (b) Regulatory Incorporation. For purposes of the limitations under this 6.8, the provisions of Code sections 401(k)(3) and 401(m)(3) together with their specific underlying Treasury Regulations and subsequent Internal Revenue Service guidance issued thereunder are hereby incorporated into this Plan by reference."

7. Section 6.9 Correcting Excess Contributions is replaced in its entirety with the following in order to comply with the requirements of the final Treasury Regulations issued under Code sections 401(k) and 401(m):

     "6.9 Correcting Excess Contributions.

          6.9-1 Determine the Excess Contribution Amounts. If the ADP or ACP of the Highly Compensated Employees exceeds the limits in 6.8-3, the Committee shall adjust the contributions for certain Highly Compensated Employees, as follows:

               (a) Correcting for ADP Failures. If the ADP limit is exceeded, Basic Elective Deferral Contributions shall be reduced taking the highest individual dollar amount first. Basic Elective Deferral Contributions reduced under this provision shall not be eligible for Employer Matching Contributions.

               (b) Correcting for ACP Failures. If the ACP limit is exceeded, Employer Matching Contributions shall be reduced taking the highest individual dollar amount first.

          6.9-2 Excess Contribution Reductions. Amounts reduced under 6.9-1 shall be forfeited, withheld or distributed as follows:

               (a) Any amount reduced from Employer Matching Contributions shall be forfeited, with related earnings, as follows:

                    (1) Any amount reduced under 6.9-1(b) shall be forfeited to the extent of any unvested balance in the Employer Matching Contribution


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               account of the Highly Compensated Employee to whom it applies.
               The unvested balance shall be determined before the reduction.

                    (2) Amounts forfeited shall be treated in accordance with
               6.5.

               (b) Any Employer Matching Contribution for which eligibility is lost under 6.9-1(a) because a Basic Elective Deferral Contribution was reduced shall not be contributed and thus shall neither be forfeited nor distributed.

               (c) Subject to (d) and (e), any contributed amount not forfeited under (a) shall be distributed to the Highly Compensated Employees to whom it applies. The distribution shall be adjusted for allocable gain or loss, determined under applicable Regulations, for the Plan Year in which the excess arose ("Plan Year income"). Distribution of such amounts generally may be made within two and a half (2 1/2) months after the end of the Plan Year to which the excess applies and in any event by the end of the following Plan Year.

               (d) A distribution under (c) because of an ADP limitation shall be reduced by the amount of any Excess Deferral previously withdrawn under 5.2-5 for the same Plan Year.

               (e) In addition to adjustment for Plan Year income under (c), the distribution shall be further adjusted for gain or loss for the "gap period" (the period after the close of the Plan Year and prior to the distribution) ("gap period income"). Gap period income shall be determined using the "safe harbor method" prescribed under Treas. Reg. sections 1.401(k)-2(a)(2)(iv)(D) and 1.401(m)-2(a)(2)(iv)(D).
          Specifically, gap period income on Excess Contribution Amounts shall be equal to ten percent (10%) of the Plan Year income as determined in
          (c) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. When calculating the number of calendar months that have elapsed for purposes of this paragraph, a corrective distribution that is made on or before the fifteenth day of a month is treated as made on the last day of the preceding month and a corrective distribution that is made after the fifteenth day of a month is treated as made on the last day of the month."

8. Section 8.2 Forfeiture of Benefits for Certain Causes is replaced in its entirety with the following for clarification purposes:

     "8.2 Forfeiture of Benefits for Certain Causes. Notwithstanding any other provisions of this Plan to the contrary, the right of any Participant or former Participant to receive or to have paid to any other person and the right of any such other person to receive Employer Profit Sharing or Employer Matching Contributions hereunder shall terminate and shall be forever forfeited if such


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Participant's employment with the Employer is terminated because of his or her fraud, embezzlement or dishonesty or any willful act which injures the Employer or the Employee's fellow workers. This section shall be inapplicable as of the earliest of the following dates:

               (a) the date the Participant meets the requirements for normal retirement benefits under 9.1;

               (b) the date the Participant completes five (5) Years of Service with respect to Employer Profit Sharing Contributions or three (3) Years of Service with respect to Employer Matching Contributions;

               (c) the date the Plan terminates; or

               (d) the date contributions to the Plan have been completely discontinued.

Notwithstanding the provisions of 8.2, should the Plan become a top heavy plan as defined in 12.2, only that portion of a Participant's account which is not vested under the vesting schedule set forth at 12.4 of this Plan shall be subject to forfeiture."

9. Section 8.5-1 Service After a Break in Vesting Service is amended by replacing subsections (b)(1) and (2) in their entirety with the following in order to comply with the requirements of the final Treasury Regulations issued under Code sections 401(k) and 401(m):

          "8.5-1 Service After a Break in Vesting Service.

                                      * * *

               (b) Account After the Break. * * *

                    (1) General Crediting Rule. Upon completing a Year of
               Service after reemployment, the Participant shall be credited with all Years of Service, including Years of Service prior to the Break in Vesting Service which have not been forfeited under
               (b)(2) below, in determining such Participant's vested interest in that portion of the Participant's account balance attributable to contributions, earnings and losses after the Break in Vesting Service. This 8.5-1(b)(1) shall apply to any Participant who, at the time of severance of employment, either was vested in his or her Employer Profit Sharing or Employer Matching Contribution Accounts or had an account that was subject to the limitations of
               9.8 (i.e., an Elective Deferral Account or a QNEC Account).


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                    (2) Exclusion of Forfeited Service. This provision applies to a Participant who experiences a Break in Vesting Service prior to acquiring a nonforfeitable interest under the Plan, and who subsequently is reemployed by an Employer. This paragraph does not apply to a Participant who at the time of severance of employment had an Elective Deferral Account or a QNEC Account because such a Participant is deemed to have acquired a nonforfeitable interest under the Plan for purposes of this 8.5-1(b)(2). If this paragraph applies to a Participant and the Participant's number of consecutive one (1) year Breaks in Vesting Service equals or exceeds the greater of (i) five (5), or
               (ii) the aggregate number of his of her Years of Service, whether or not consecutive, completed prior to such Break in Vesting Service (other than Years of Service which may be disregarded on account of a prior Break in Vesting Service), Years of Service before the Break in Vesting Service shall not be counted for the purpose of determining the vested percentage of the Participant's account balance derived from Employer contributions to the Plan on the Participant's behalf after such Break in Vesting Service."

10. Section 9.4 Benefits on Severance from Employment is replaced in its entirety with the following in order to comply with the requirements of the final Treasury Regulations issued under Code sections 401(k) and 401(m):

     "9.4 Benefits on Severance from Employment. Upon the severance of a Participant's employment with the Employer prior to his or her death, Disability or Retirement, the Participant shall be entitled to distribution of his or her vested account balance. Distribution of benefits on account of a Participant's severance from employment with the Employer as provided herein shall be made to the Participant in accordance with the provisions of Article X. A change in employment from Employee to Leased Employee status shall not be considered a severance from employment for purposes of this 9.4."

11. Section 9.7 Hardship Withdrawals is replaced in its entirety with the following in order to comply with the requirements of the final Treasury Regulations issued under Code sections 401(k) and 401(m), to expand the financial need events which qualify as an "immediate and heavy financial need" for hardship withdrawal purposes, and to clarify the eligibility of withdrawn Elective Deferral Contributions for Employer Matching Contributions during the year of withdrawal:

     "9.7 Hardship Withdrawals. At the direction of the Administrator and in accordance with uniform rules consistently applied, the Administrator may direct the Trustee to distribute a Participant's Rollover Account, Elective Deferral Contributions and Employer Profit Sharing Contributions to the Participant in the case of "hardship" pursuant to 9.7-1 to -7 below. A


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Participant receiving a hardship distribution will be ineligible to make
Elective Deferral Contributions (including Catch-up Contributions) for the period of six (6) consecutive months following the hardship withdrawal.

          9.7-1 Maximum Amount. * * *

          9.7-2 Financial Hardship. The term "hardship" as used herein shall mean an immediate and heavy financial need resulting from any one or more of (a) through (g), below:

               (a) uninsured expenses for (or necessary to obtain) medical or dental care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5% of the Participant's adjusted gross income) incurred or to be incurred by the Participant or the Participant's spouse or dependents (where a Participant's dependents include Participant's noncustodial children who are treated as dependents pursuant to Code section 213(d)(5), provided however that expenses with respect to any such noncustodial children exclude nonprescription drugs or medicine, other than insulin);

               (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

               (c) payment of tuition, related educational fees, and room and board expenses for up to the next twelve (12) months of post-secondary education for the Participant or the Participant's spouse, children or dependents;

               (d) payments necessary to prevent the eviction of Participant from his or her principal residence or to prevent foreclosure on the mortgage of Participant's principal residence;

               (e) payments for burial or funeral expenses for the Participant's deceased parent, spouse, children or dependents; or

               (f) uninsured expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of the Participant's adjusted gross income);

               (g) any tax obligation which becomes payable on account of a distribution for any hardship described in (a) through (f), above.

     For purposes of this 9.7-2, the term "dependents" shall have the meaning prescribed under Code section 152, without regard to subsections (b)(1),
     (b)(2) and (d)(1)(B).


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          9.7-3 Representation that Distribution is Necessary to Satisfy
     Financial Need. A distribution under 9.7 can only be made to the extent it is necessary to satisfy an immediate and heavy financial need.

               (a) A distribution is necessary to satisfy an immediate and heavy financial need only to the extent that:

                    (1) the amount of the distribution is not in excess of the amount required to satisfy the financial need; and

                    (2) the financial need cannot be satisfied from other
               resources reasonably available to the Participant, as determined by the Administrator on the basis of all relevant facts and circumstances.

               (b) The Administrator shall require the Participant to provide written certification of the facts and circumstances establishing that Participant has met one of the hardship categories and may consider other relevant evidence. Such written certification shall require the Participant to represent that the financial need cannot reasonably be relieved (1) through reimbursement or compensation by insurance or otherwise; (2) by liquidation of the Participant's assets; (3) by cessation of Elective Deferrals under the Plan; (4) by other currently available distributions and nontaxable loans under the Plan and under any other plan maintained by the Employer or by any other employer; or
          (5) by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need. A Participant's need cannot reasonably be relieved by taking one of the above actions
          (1) through (5) if the effect would be to increase the amount of the need.

               (c) For purposes of (a)(2), the Administrator is entitled to rely on the Participant's representation made pursuant to (b), unless the Administrator has actual knowledge to the contrary.

          9.7-4 Fee. * * *

          9.7-5 Valuation. * * *

          9.7-6 Withdrawal Precludes Match. Notwithstanding anything in the Plan to the contrary, Elective Deferral Contributions made with respect to any given Plan Year are not treated as eligible for Employer Matching Contributions to the extent such Elective Deferral Contributions are withdrawn during such Plan Year; for purposes of this paragraph, hardship distributions withdrawn during a Plan Year shall be deemed to be made from the most recent Elective Deferral Contributions made by the Participant. There are no Employer Matching Contributions on Catch-up Contributions under any circumstances.


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          9.7-7 Ordering Rule. * * *"

12. Section 9.8 Restrictions on Distributions of Elective Deferrals is replaced in its entirety with the following to reflect the addition of Qualified Non-Elective Contributions:

     "9.8 Restriction on Distributions of Elective Deferrals. Amounts attributable to Elective Deferral Contributions and QNECs under this Plan may not be distributed prior to the occurrence of one of the following events: termination of employment with all Employers, the Participant's death or Disability, the Participant's attaining age fifty-nine and one-half (59 1/2), or the Participant's establishment of a hardship under 9.7."

13. Section 15.3-1 Termination Event is amended by replacing subsection (c) in its entirety with the following in order to comply with the requirements of the final Treasury Regulations issued under Code sections 401(k) and 401(m):

               "(c) Merger or Consolidation. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant of this Plan shall receive a benefit which is equal to the benefit he/she would have been entitled to receive immediately before the merger or consolidation as if the Plan had then terminated. Moreover, prior to any transfer pursuant to this 15.3-1(c), the administrator of the transferee plan shall provide adequate assurances and representations to the Administrator that those portions of Participant accounts that are subject to the limitations of 9.8 as of the date of transfer shall subsequently remain subject to such limitations under the transferee plan. However, this provision shall not be construed to be a termination or discontinuance of the Plan or to be a guaranty of a specified level of benefit from the Plan."

                                    * * * * *

      SIGNED pursuant to proper authority this 22nd day of December, 2005.

Attest:                                 NORDSTROM, INC.


By: /s/ Brenda McCracken                By: /s/ Delena Sunday
    ---------------------------------       ------------------------------------
                                            Delena Sunday
Title: Benefits Compliance and              Executive VP, Corporate HR &
       Governance Analyst                   Diversity Affairs



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